ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made effective this 22nd day of October, 2002.

BETWEEN:

NETCASH SERVICES INC., a company incorporated pursuant to the laws of British Columbia, and NASIR VERJEE of 497, 1027 Davie Street, Vancouver, British Columbia, V6E 4L2; (collectively, the "Vendors")

OF THE FIRST PART

AND:

MOVITO HOLDINGS LTD., a company incorporated pursuant to the laws of the State of Nevada and having an office at 804 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T8; (the "Purchaser")

OF THE SECOND PART

WHEREAS:

A.                  At Closing, the Vendors shall own a 100% interest in 4 Service and Management Contracts with retail locations' operators and 1 Processing Contract with a cash transaction processor (Calypso Canada Ltd.) for 4 Automated Teller Machines (ATM) as described in schedule "A" to this agreement. The Vendor has the exclusive right to use the trade name "Netcash". The Vendors shall also own 100% interest in the marketing concepts; proprietary information relating to the servicing, cash transaction processing and management of the ATMs including, without limitation, all tangible and intangible assets and goodwill, (collectively, "the Assets"); and

B.                  The Vendors wish to sell a 100% interest in the Assets to the Purchaser upon the following terms;

                    NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1.                  THE VENDORS’ REPRESENTATIONS

1.1                 The vendors hereby make the following representations and warranties to the Purchaser, each of which will be true and correct at Closing:

(a)	The Vendors own a 100% right, interest and title to the Assets;

(b)	The Vendors have the right to service, manage, market, and sell the ATM Service and Management Contracts and to transfer all of the Assets to the Purchaser's newly formed wholly owned subsidiary upon the terms of this Agreement;

(c)	The Assets are free and clear of all liens, charges and encumbrances;

(d)	The Vendors' interest in the Assets is protected in accordance with provisions of Canada intellectual property law and is valid and enforceable within the Canada

(e)	the operation, marketing and the distribution and sale of ATMs and their cash transaction processing operating licences is permitted under Canadian law;

(f)	The vendors have the full right, authority and capacity to enter into this Agreement, and comply with the terms set out herein, without first obtaining the consent of any other person or body corporate; and

(g)	Netcash Services Inc., is a body corporate, duly incorporated under the laws of British Columbia with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

1.2                 The representations and warranties of the Vendors set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Assets by the Purchaser.

2.                 REPRESENTATION OF THE PURCHASER

                 The Purchaser represents and warrants to the Vendors that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof. The purchaser will incorporate a British Columbia, Canada corporation, which will operate independently as a wholly owned subsidiary as described in schedule “B” to this agreement. 100% interest in the assets will be transferred from the Vendors to the purchaser’s wholly owned subsidiary.

3.                  PURCHASE AND SALE OF ASSETS

3.1                 At Closing, upon the terms and conditions herein set forth, the Vendors agree to sell a 100% undivided right, title and interest in and to the Assets and will transfer the exclusive right to the Purchaser, for its benefit, to use the trade name “Netcash”, in consideration of the Purchaser:

(a)	issuing to the Vendors, or as they may direct, 2,000,000 (two million) shares in the capital of the purchaser, subject to 144 restriction under the Securities and Exchange Commission of the United States of America policies and guidelines.

(b)	form a wholly owned subsidiary incorporated in the Province of British Columbia which will operate and manage the assets as an independent corporation and will use the trade name "Netcash" whenever required.
(c)	providing its wholly owned subsidiary, as it may be required from time to time, with a loan of up to US$15,000.00 ( US fifteen thousand) with no fixed terms of repayment.

4.                  CLOSING

                 The sale and purchase of the Assets shall be closed at the office of Gregory S. Yanke Law Corporation, 200 - 675 West Hastings Street, Vancouver, British Columbia at 10:00 A.M. (Vancouver time) on November 20, 2002, or on such other date or at such other place as may be agreed upon by the parties (the “Closing”).

5.                 COVENANTS

                 The Vendors shall make available to the Purchaser upon execution of this Agreement any and all files, documents, records or other information in its possession relating to the Assets which may be of use to the Purchaser in conducting a due diligence review. The Vendors shall also use their best efforts to obtain for the Purchaser such additional other records or information as reasonably requested by the Purchaser for purposes of reviewing the Assets.

6.                 FURTHER ASSURANCES

                The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

7.                 ENTIRE AGREEMENT

                This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

8.                 NOTICE

8.1                  Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by hand, transmitted by facsimile or if mailed by registered mail, in the case of the vendors addressed as follows:

Netcash Services Inc. and Nasir Verjee 497-1027 Davie Street Vancouver, British Columbia V6E 4L2

and in the case of Movito Holdings Ltd. addressed as follows:

Movito Holdings Ltd. 804-750 West Pender Street Vancouver, British Columbia V6C 2T8

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing.

8.2                 Either party may time to time by notice in writing change its address for the purpose of this section.

9.                 TIME OF ESSENCE

Time shall be of the essence of this Agreement.

10.                 TITLES

                The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

11.                 SEVERABILITY

                If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.                 APPLICABLE LAW

                The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the Province of British Columbia. The parties agree to attorn to the jurisdiction of the Courts of the Province of British Columbia.

13.                 ENUREMENT

                This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        IN WITNESS WHEREOF the Vendors and the Purchaser have duly executed this Agreement effective as of the date and year above written.

NETCASH SERVICES INC. per: Nasir Verjee Authorized Signatory	MOVITO HOLDINGS LTD. per: Mario Aiello Authorized Signatory
Nasir Verjee NASIR VERJEE

SCHEDULE “A”

List Of Locations & Cash Flow

Luv Affair Restaurants 1275 Seymour Street Vancouver, B.C. V6B 3N6 $1.50 - Luv Affair $0.50 - Investor to load machines $1.10 - Net Cash	Surcharge: $2.50 Interchange: $0.60

Plaza Nightclub 881 Granville Street Vancouver, B.C. V6K 1K7 $1.50 - Plaza Nightclub $0.50 - Investor to load machines $1.10 - Net Cash	Surcharge: $2.50 Interchange: $0.60

AM & PM Grocery Store 1262 West Broadway Street Vancouver, B.C. V6H 1G6 $300.00 flat fee to AM & PM $0.50 - Investor to load machines $2.10 - Net Cash	Surcharge: $2.00 Interchange: $0.60

Section 3 1039 Mainland Street Vancouver, B.C. V6B 5P9 $2.00 - Investor $0.60 - Net Cash	Surcharge: $2.00 Interchange: $0.60